UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory arrangements of certain officers.

On August 6, 2009, the Board of Directors (the “Board”) of Marriott International, Inc. (the “Company”) approved an amendment to the Marriott International, Inc. Executive Deferred Compensation Plan (the “EDC”) that affects executives of the Company who are eligible to participate in the EDC, including its named executive officers. The amendment included the following changes.

For 2009 and subsequent years, the Company may make a new annual discretionary matching contribution on each participant’s elective contributions equal to a percentage of the first two percent (2%) of the participant’s compensation up to the limit on compensation defined under section 401(a)(17) of the Internal Revenue Code (the “Code”) ($245,000 for 2009). This new matching contribution is designed to coordinate with a projected reduction of matching contributions beginning with the 2010 plan year under the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “Profit Sharing Plan”).

Annual discretionary Company matching contributions for 2009 and subsequent years shall be immediately one-hundred percent (100%) vested upon allocation to the EDC. Prior to amendment, the EDC provided that such contributions vested over a four-year service period.

Annual discretionary Company matching contributions for 2010 and subsequent years may be paid to participants in the form of either post-termination or in-service distribution. Prior to amendment, the EDC provided that such contributions could only be paid to participants following termination of employment.

Beginning December 29, 2009, all existing account balances and future contributions to the EDC shall be credited with hypothetical earnings at an annual rate of interest designated by the Company before the beginning of each year (5.5% in 2010). Previously, hypothetical earnings and losses were credited either with the Company-designated rate of interest if elected by the participant (in 2009), or by reference to certain benchmark investment funds selected by participants under the plan.

These amendments are not intended to, nor under current law expected to, significantly increase the combined total annual company contributions to the EDC and Profit Sharing Plan.

Prior to and after amendment, for any participants whose annual compensation equals or exceeds the section 401(a)(17) compensation limit, the Company also may make an annual discretionary matching contribution equal to a percentage of the first three percent (3%) of the participant’s compensation, or, for any participants whose annual compensation exceeds a higher dollar compensation threshold established by the EDC administrator, the Company may make an annual discretionary matching contribution equal to a percentage of the first six percent (6%) of the participant’s compensation.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 99 - Marriott International, Inc. Executive Deferred Compensation Plan Amended and Restated as of January 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: August 6, 2009	By:	/s/ Ward R. Cooper
Ward R. Cooper
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Marriott International, Inc. Executive Deferred Compensation Plan Amended and Restated as of January 1, 2009.

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